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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49307) pertaining to the Kaufman and Broad Home Corporation Amended and Restated 401(k) Savings Plan of our report dated May 25, 2001, with respect to the financial statements and schedule of the Kaufman and Broad Home Corporation Amended and Restated 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                              /s/Ernst & Young LLP


Los Angeles, California
July 10, 2001



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